UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2019

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor Annapolis Junction, MD		20701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 323-9090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2019, Colfax Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), dated January 8, 2019, among the Company and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to sell 4,000,000 5.75% tangible equity units (the “Units”) at a public offering price of $100.00 per Unit (the “Offering”). In connection with the Offering, the Company granted the Underwriters a 13-day option to purchase up to an additional 600,000 Units, solely to cover over-allotments, if any (the “Option”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

On January 9, 2019, the Representatives notified the Company, on behalf of the Underwriters, that the Underwriters had elected to exercise their Option in full. As a result, the Company issued and sold a total of 4,600,000 Units, including 600,000 Units for which the Option had been exercised in full. The Offering closed on January 11, 2019.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company in the ordinary course of their respective businesses, for which they received or will receive customary fees and expenses. J.P. Morgan Securities LLC has acted as the Company’s financial adviser in connection with the Acquisition (as defined below). Affiliates of several of the Underwriters are lenders under the Company’s term loan and revolving credit facilities, as well as lenders under the Company’s bridge loan facility.

The sale of Units was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-223067), including a prospectus supplement dated January 8, 2019, to the prospectus contained therein dated February 16, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Units

The Company issued the Units and Purchase Contracts (as defined below) under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of January 11, 2019, between the Company and U.S. Bank National Association, as purchase contract agent, as attorney-in-fact for holders of Purchase Contracts (as defined below) and as trustee under the indenture referred to below. The Company issued the Amortizing Notes (as defined below) under an indenture dated as of January 11, 2019 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of January 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee.

Each Unit offered is comprised of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, not later than January 15, 2022 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of the Company’s common stock (“Common Stock”) per Purchase Contract equal to the settlement rate described below, and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $15.6099 that pays equal quarterly installments of $1.4375 per Amortizing Note (except for the April 15, 2019 installment payment, which will be $1.5014 per Amortizing Note), which cash payment in the aggregate will be equivalent to 5.75% per year with respect to the $100 stated amount per Unit.

Purchase Contracts

Unless previously redeemed or settled at the holder’s or the Company’s option, for each Purchase Contract the Company will deliver to holders on January 15, 2022 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”) a number of shares of Common Stock. The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the “settlement rate”) will be determined as follows:

•

if the Applicable Market Value (as defined below) of the Common Stock is greater than the threshold appreciation price of approximately $25.00, then the holder will receive 4.0000 shares of Common Stock for each Purchase Contract (the “minimum settlement rate”);

•

if the Applicable Market Value of the Common Stock is greater than or equal to the reference price of approximately $20.81, but less than or equal to the threshold appreciation price, then the holder will receive a number of shares of Common Stock for each Purchase Contract having a value, based on the Applicable Market Value, equal to $100; and

•

if the Applicable Market Value of the Common Stock is less than the reference price, then the holder will receive 4.8054 shares of Common Stock for each Purchase Contract (the “maximum settlement rate”).

The “Applicable Market Value” means the arithmetic average of the Daily VWAPs (as defined in the Purchase Contract Agreement) of the Company’s Common Stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022. The minimum settlement rate, the maximum settlement rate and the reference price are each subject to adjustment as set forth in the Purchase Contract Agreement.

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding January 15, 2022, a holder of Purchase Contracts may settle any or all of its Purchase Contracts early, in which case the Company will deliver a number of shares of Common Stock per Purchase Contract equal to the minimum settlement rate, which is subject to adjustment as set forth in the Purchase Contract Agreement. In addition, at any time prior to the second scheduled trading day immediately preceding January 15, 2022, if a “Fundamental Change” (as defined in the Purchase Contract Agreement) occurs, holders may settle any or all of their Purchase Contracts early. If a holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, it will receive a number of shares of Common Stock based on the “Fundamental Change Early Settlement Rate” as defined in, and in accordance with, the Purchase Contract Agreement. In either case, upon early settlement at a holder’s election of a Purchase Contract that is a component of a Unit, the corresponding Amortizing Note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

If the closing of the previously announced acquisition by the Company of DJO Global, Inc. (the “Acquisition”) has not occurred on or prior to May 19, 2019, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts for the applicable redemption amount by delivering notice during the five business day period immediately following May 19, 2019, as set forth in the Purchase Contract Agreement. If the agreement and plan of merger for the Acquisition is terminated prior to May 19, 2019, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts for the applicable redemption amount by delivering notice on or prior to the 40th scheduled trading day immediately preceding May 19, 2019 or during the five business day period immediately following May 19, 2019, as set forth in the Purchase Contract Agreement. In each case, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the Supplemental Indenture.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $15.6099, will bear interest at a rate of 6.50% per annum and will have a final installment payment date of January 15, 2022. On each January 15, April 15, July 15 and October 15, commencing on April 15, 2019, the company will pay equal quarterly cash installments of $1.4375 per Amortizing Note (except for the April 15, 2019 installment payment, which will be $1.5014 per Amortizing Note), which will constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate per year will be equivalent to 5.75% per year with respect to the $100 stated amount per Unit. The Amortizing Notes will be the direct, unsecured and unsubordinated obligations of the Company and will rank equally with all of the existing and future other unsecured and unsubordinated indebtedness of the Company.

If the Company elects to settle the Purchase Contracts early or in the event of a merger termination redemption as described above, holders of Amortizing Notes will have the right to require the Company to repurchase their Amortizing Notes for cash at the repurchase price set forth in the Supplemental Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

General

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Company has applied to list the Units on the New York Stock Exchange under the symbol “CFXA,” subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, the Company expects trading on the New York Stock Exchange to begin within 30 calendar days. However, the Company will not initially apply to list the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The Company intends to use the net proceeds from these offerings, together with additional debt financing and cash on hand, to finance the Acquisition and to pay related fees and expenses. If for any reason the Acquisition is not consummated, then the Company intends to use the net proceeds from these offerings, after payment of any cash redemption amount and/or repurchase price relating to the Units, for general corporate purposes.

The foregoing descriptions of the Units, the Purchase Contracts and the Amortizing Notes are summaries and are not meant to be complete descriptions of the Units, the Purchase Contracts and the Amortizing Notes. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Unit and Purchase Contract), the Base Indenture and the Supplemental Indenture (including the form of Amortizing Note), as applicable, which are filed as Exhibits 4.1, 4.4 and 4.5, respectively, to this Current Report and are incorporated herein by reference as though each were fully set forth herein.

Gibson, Dunn & Crutcher LLP, counsel to the Company, has issued an opinion dated January 11, 2019 regarding the validity of the Units, Purchase Contracts and Amortizing Notes. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s management’s current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company and its results is included in the Company’s filings with the SEC.

In connection with the Offering, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement:

(i)	the Underwriting Agreement;

(ii)	the Purchase Contract Agreement;

(iii)	the form of Unit;

(iv)	the form of Purchase Contract;

(v)	the Base Indenture;

(vi)	the Supplemental Indenture;

(vii)	the form of Amortizing Note; and

(viii)	the opinion of Gibson, Dunn & Crutcher LLP and related consent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of January 8, 2019, among Colfax Corporation and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Purchase Contract Agreement dated as of January 11, 2019, by and between Colfax Corporation and U.S. Bank National Association, as purchase contract agent, custodial agent and securities intermediary.

4.2	Form of Unit (incorporated by reference to Exhibit 4.1 hereto).

4.3	Form of Purchase Contract (incorporated by reference to Exhibit 4.1 hereto).

4.4	Indenture dated as of January 11, 2019, by and between Colfax Corporation and U.S. Bank National Association, as trustee.

4.5	First Supplemental Indenture, dated as of January 11, 2019, between Colfax Corporation and U.S. Bank National Association, as trustee.

4.6	Form of Amortizing Note due 2022 (incorporated herein by reference to Exhibit 4.5 hereto).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLFAX CORPORATION

Date: January 11, 2019	By:	/s/ Christopher Hix
Name: Christopher Hix
Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer